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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use of our report dated July 12, 2001, accompanying the financial statement of the Morgan Stanley Select Equity Trust Healthcare Portfolio 2001-3 (Registration Statement No. 333-63484), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.


/s/ Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
July 12, 2001